EXHIBIT 10.10

EXHIBIT C

FIRST DATA CORPORATION

1992 LONG-TERM INCENTIVE PLAN

PERFORMANCE GRANT AGREEMENT

(Award Period Beginning January 1, 2003)

This AGREEMENT is made by and between FIRST DATA CORPORATION, a Delaware corporation (the “Company”) and [Executive Name], an executive of the Company (the “Executive”), as of January 1, 2003.

RECITALS

WHEREAS, the Board of Directors of the Company (The “Board”) established and the Company maintains the 1992 Long-Term Incentive Plan (The “Plan”) which authorizes the Compensation and Benefits Committee of the Board (the “Committee”) to award Performance Grants to eligible key employees of the Company and its affiliates; and

WHEREAS, the Committee has determined to award a Performance Grant to Executive on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

AGREEMENT

1.	Defined Terms. All terms not otherwise defined herein shall have the meaning set forth in the Plan.

2.	Award of Performance Grants. The Company hereby grants to Executive a Performance Grant (referred to hereinafter as the “Performance Grant”) subject to the terms and conditions set forth below.

3.	Terms and Conditions of Performance Grants.

(a)	The value of the Performance Grant (the “Unit Value”) shall be determined by the Committee in accordance with the formula set forth on Exhibit A attached hereto based upon the percentage increase in the share price of the Company’s common stock, $.01 par value per share (the “Common Shares”), plus dividends paid, if any, during the period beginning on January 1, 2003 and ending on December 31, 2004 (the “Award Period”) (the “Growth in Shareholder Value”), relative to the Growth in Shareholder Value of those companies in the S&P 500 index whose Growth in Shareholder Value during the Award Period would place such companies above the fiftieth (50th) percentile of all companies in the S&P 500 index (“Comparator Companies”); provided, however, that the Growth in Shareholder Value is in excess of the fiftieth percentile of the Comparator Companies and the Threshold Rate as defined below. For purposes of this Agreement, the share price of the Common Shares and the share price of the Comparator Companies shall be the average of such share price for the sixty (60) day period ending on the last Business Day preceding the first day of the Award period and the last day of the Award Period, respectively. For purposes of this Agreement, the Threshold Rate for any Award Period shall mean the rate of return during the Award Period of the average two-year treasury note for the sixty (60) day period ending on the last Business Day preceding the first day of the Award Period assuming that dividends with respect to such two-year treasury note paid during the Award Period are reinvested at such two-year treasury note rate. For purposes of this Agreement, the methodology which shall be used to determine whether the Growth in Shareholder Value of the Company’s common shares during the Award Period exceeds the 50th percentile shall be to rank each of the comparator companies from one (1) to five hundred (500) based on its Growth in Shareholder Value during the Award Period and then compare the Growth in Shareholder Value of the Company with the Growth in Shareholder Value of the Comparator Companies. If the Committee determines that a Performance Grant has no Unit Value, such Performance Grant shall be deemed to have been canceled.

(b)	Subject to the conditions set forth in Subparagraph 3 (e) and Paragraph 4 below, Executive shall have no vested or non-forfeitable interest in the Unit Value of a Performance Grant, as determined by the Committee, until the expiration of two fiscal years following the end of the Award Period with respect to the Performance Grant (the “Vesting Period”). For each fiscal year during the Vesting Period in which the Company’s net income (determined pursuant to the guidelines previously approved by the Committee) before dividends divided by stockholder’s equity at the beginning of such fiscal year (“Return on Equity Percentage”) is a positive number, the Unit Value of the Award shall increase in an amount equal to fifty (50%) percent of the Return on Equity Percentage (“Adjusted Return on Equity Percentage”). For each fiscal year during the Vesting Period in which the Return on Equity Percentage is a negative number, the Unit Value of the Award shall decrease by an amount equal to the Return on Equity Percentage.

(c)	Subject to the terms and conditions set forth in Paragraph 4 below, Executive shall be entitled to receive an amount equal to the Unit Value of the Performance Grant, as adjusted pursuant to the Adjusted Return on Equity Percentage or the Return on Equity Percentage, as the case may be (the “Adjusted Unit Value”) as determined as of the last day of the Vesting Period applicable to the Performance Grant. Such Adjusted Unit Value shall be payable solely in cash and shall be paid to Executive within 90 days after the last day of such Vesting Period.

(d)	Executive may elect to defer receipt of cash in the amount of the Adjusted Unit Value of a Performance Grant in accordance with the terms and conditions of the First Data Corporation Salary Deferral Plan.

(e)	In the event that Executive’s employment is terminated for any reason prior to the end of the Award Period (with respect to a Performance Grant), or for any reason other than Executive’s death, Disability, or early, normal or deferred retirement under an approved retirement plan of the Company (or any such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) after the Award Period with respect to such Performance Grant but prior to the end of the Vesting Period, any unpaid Unit Value shall not be paid out and the Performance Grant shall be forfeited.

4.	Committee Authority. The Committee has the sole and exclusive authority to interpret and apply any provision of this Agreement, and may reduce the amount of any such award to be made hereunder (including a determination of a lower Unit Value than that which the formula on Exhibit A would yield) based on factors it selects in its discretion. The Board may, from time to time, amend, modify or terminate, in whole or in part, any or all provisions of the Plan; provided, that no such change or termination shall in any way materially impair Executive’s right under this Agreement without the prior written consent of Executive. Notwithstanding anything in the foregoing sentence to the contrary, the Committee may, in its sole discretion, extend at any time the Vesting Period for any Performance Grant for up to an additional two fiscal years (the “Extended Phase”) provided that (a) the Committee in its sole discretion may provide for the payment to Executive during the Extended Phase of all or any portion of the Unit Value of the Performance Grant, and (b) any action by the Committee in extending the Vesting Period pursuant to this sentence shall be disregarded for purposes of Paragraph 3 (e) of this Agreement.

5.	Nontransferability. The Performance Grant shall not be transferred or assigned, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of Executive’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

6.	No Employment Contract. Neither the Plan nor this Agreement shall constitute a contract of employment between the Company and Executive, and the Company specifically reserves the right to terminate the employment of or performance of services by the Executive at any time for any reason.

7.	Compliance with Other Laws and Regulations. The Performance Grant shall be subject to all applicable federal and state laws, rules and regulation, including those related to disclosure of financial and other information to Executive, and to such approvals by any government or regulatory agency as may be required.

8.	Executive Bound by Plan. Executive hereby acknowledges a receipt of a copy of the Plan, and agrees to be bound by all the terms and provisions thereof, which are incorporated herein by reference.

9.	Acceptance. By executing this Agreement and accepting the Performance Grant, Executive (or any person acting on Executive’s behalf or claiming under or through Executive) shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

10.	Funding. The Plan shall be unfunded. The Company shall not be required to establish any special fund or to make any other segregation of assets to assure the payment of the Adjusted Unit Value attributable to any Performance Grant. Any rights to the payment of any such Adjusted Unit Value shall be no greater than the right of the Company’s general creditors.

11.	Notices. Any notice hereunder to the Company shall be addressed to:

First Data Corporation

10825 Old Mill Road

Omaha, NE 68154

Attn: Michael Whealy, Executive Vice President and General Counsel

and any notice hereunder to Executive shall be addressed to Executive at Executive’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when enclosed in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) in the United States mail.

12.	Counterparts. This Agreement may be executed in one or several counterparts, each of which shall constitute one and the same instrument.

13.	Governing Law. The validity, construction, interpretation, administration and effect of the Plan and this Agreement, and of its and their rules and regulations, and rights relating to the Plan and to the Performance Grants granted under the Plan pursuant to this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

14.	Variation of Pronouns. All pronouns and any variations thereof contained herein shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

15.	Shareholder Approval. This Agreement shall be void in the event the stockholders of the Company fail to approve either this Agreement or a plan authorizing this Agreement prior to the payment of any amount to Executive under this Agreement.

IN WITNESS WHEREOF, the Company and Executive has executed this Agreement as of the date first written above.

FIRST DATA CORPORATION

By:

Title:

EXECUTIVE

EXHIBIT A— (To Chief Executive Officer Agreement)

UNIT VALUE

ANNUAL GROWTH IN SHAREHOLDER VALUE	TARGET UNIT VALUE

***	***

Threshold Rate

Exceeds Comparator Company at 50% level	$ 660,000

Exceeds Comparator Company at 55% level	1,200,000

Exceeds Comparator Company at 60% level	1,800,000

Exceeds Comparator Company at 65% level	2,400,000

Exceeds Comparator Company at 70% level	3,000,000

Exceeds Comparator Company at 75% level (Maximum)	3,600,000

If the Company’s Growth in Shareholder Value exceeds a Comparator Company at a level above 50% and below 75%, the Target Value will be interpolated to the nearest whole percent based on the scale above.

*** For purposes of this Agreement, the Threshold Rate for any Award Period shall mean the rate of the return during the Award Period of the average two-year treasury note for the sixty (60) day period ending on the last Business Day preceding the first day of the Award Period assuming that interest with respect to such two-year treasury note paid during the Award Period is reinvested at such Threshold Rate. If the Growth in Shareholder Value for the Award Period is less than the Threshold Rate, then regardless of the Growth in Shareholder Value, the Committee shall assign no Unit Value to the Performance Grant. For example, if Growth in Shareholder Value exceeds that of the Comparator Company at the seventy-fifth percent (75%) level but that Growth in Shareholder Value is less than the Threshold Rate, no Unit Value shall be assigned.

EXHIBIT A— (To Senior EVP Agreement)

UNIT VALUE

ANNUAL GROWTH IN SHAREHOLDER VALUE	TARGET UNIT VALUE

***	***

Threshold Rate

Exceeds Comparator Company at 50% level	$275,000

Exceeds Comparator Company at 55% level	400,000

Exceeds Comparator Company at 60% level	525,000

Exceeds Comparator Company at 65% level	650,000

Exceeds Comparator Company at 70% level	775,000

Exceeds Comparator Company at 75% level (Maximum)	900,000

If the Company’s Growth in Shareholder Value exceeds a Comparator Company at a level above 50% and below 75%, the Target Unit Value will be interpolated to the nearest whole percent based on the scale above.

*** For purposes of this Agreement, the Threshold Rate for any Award Period shall mean the rate of the return during the Award Period of the average two-year treasury note for the sixty (60) day period ending on the last Business Day preceding the first day of the Award Period assuming that interest with respect to such two-year treasury note paid during the Award Period is reinvested at such Threshold Rate. If the Growth in Shareholder Value for the Award Period is less than the Threshold Rate, then regardless of the Growth in Shareholder Value, no Unit Value shall be assigned to the Performance Grant by the Committee. For example, if Growth in Shareholder Value exceeds that of the Comparator Company at the seventy-fifth percent (75%) level but that Growth in Shareholder Value is less than the Threshold Rate, no Unit Value shall be assigned.

EXHIBIT A— (To EVP Agreements)

UNIT VALUE

ANNUAL GROWTH IN SHAREHOLDER VALUE	TARGET UNIT VALUE

***	***

Threshold Rate

Exceeds Comparator Company at 50% level	$250,000

Exceeds Comparator Company at 55% level	350,000

Exceeds Comparator Company at 60% level	450,000

Exceeds Comparator Company at 65% level	550,000

Exceeds Comparator Company at 70% level	650,000

Exceeds Comparator Company at 75% level (Maximum)	750,000

If the Company’s Growth in Shareholder Value exceeds a Comparator Company at a level above 50% and below 75%, the Target Unit Value will be interpolated to the nearest whole percent based on the scale above.

*** For purposes of this Agreement, the Threshold Rate for any Award Period shall mean the rate of the return during the Award Period of the average two-year treasury note for the sixty (60) day period ending on the last Business Day preceding the first day of the Award Period assuming that interest with respect to such two-year treasury note paid during the Award Period is reinvested at such Threshold Rate. If the Growth in Shareholder Value for the Award Period is less than the Threshold Rate, then regardless of the Growth in Shareholder Value, no Unit Value shall be assigned to the Performance Grant by the Committee. For example, if Growth in Shareholder Value exceeds that of the Comparator Company at the seventy-fifth percent (75%) level but that Growth in Shareholder Value is less than the Threshold Rate, no Unit Value shall be assigned.

EXHIBIT A— (To SVP Agreement)

UNIT VALUE

ANNUAL GROWTH IN SHAREHOLDER VALUE	TARGET UNIT VALUE

***	***

Threshold Rate

Exceeds Comparator Company at 50% level	$150,000

Exceeds Comparator Company at 55% level	200,000

Exceeds Comparator Company at 60% level	250,000

Exceeds Comparator Company at 65% level	300,000

Exceeds Comparator Company at 70% level	375,000

Exceeds Comparator Company at 75% level (Maximum)	450,000

If the Company’s Growth in Shareholder Value exceeds a Comparator Company at a level above 50% and below 75%, the Target Unit Value will be interpolated to the nearest whole percent based on the scale above.

*** For purposes of this Agreement, the Threshold Rate for any Award Period shall mean the rate of the return during the Award Period of the average two-year treasury note for the sixty (60) day period ending on the last Business Day preceding the first day of the Award Period assuming that interest with respect to such two-year treasury note paid during the Award Period is reinvested at such Threshold Rate. If the Growth in Shareholder Value for the Award Period is less than the Threshold Rate, then regardless of the Growth in Shareholder Value, no Unit Value shall be assigned to the Performance Grant by the Committee. For example, if Growth in Shareholder Value exceeds that of the Comparator Company at the seventy-fifth percent (75%) level but that Growth in Shareholder Value is less than the Threshold Rate, no Unit Value shall be assigned.